UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Apollo Endosurgery, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

As previously disclosed, on November 29, 2022, Apollo Endosurgery, Inc., a Delaware corporation (“Apollo”), Boston Scientific Corporation, a Delaware corporation (“Boston Scientific”), and Textile Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Boston Scientific (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”, and the transactions contemplated thereby, the “Contemplated Transactions”) providing for the acquisition of Apollo by Boston Scientific. Upon the terms and subject to the conditions of the Merger Agreement, Boston Scientific will acquire Apollo via the merger of Merger Sub with and into Apollo, with the separate corporate existence of Merger Sub thereupon ceasing and Apollo continuing as the surviving company and an indirect wholly owned subsidiary of Boston Scientific (the “Merger”).

Following the announcement of the signing of the Merger Agreement and as of the date of this Schedule 14A (this “Schedule 14A”), five (5) lawsuits have been filed, and seven (7) demand letters, including two (2) demand letters that attach draft complaints, have been served on Apollo, by purported stockholders of Apollo challenging disclosures made in the definitive proxy statement (the “Proxy Statement”) filed by Apollo with the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2023, and sent by Apollo to its stockholders commencing on January 11, 2023.

Apollo and the other named defendants deny that they have violated any laws or breached any duties to Apollo’s stockholders and believe that these lawsuits and demands are without merit and that no supplemental disclosure to the Proxy Statement is required under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Merger, Apollo is providing the supplemental information set forth in this Schedule 14A. Apollo is also providing additional supplemental disclosures regarding the expiration of the waiting period applicable to the consummation of the Merger under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

This Schedule 14A is being filed to amend and supplement the Proxy Statement. The information contained in this Schedule 14A is incorporated by reference into the Proxy Statement. All page references in this Schedule 14A are to pages in the Proxy Statement. Terms used in this Schedule 14A, but not otherwise defined herein, have the meanings ascribed to such terms in the Proxy Statement.

To the extent that information in this Schedule 14A differs from, or updates information contained in, the Proxy Statement, the information in this Schedule 14A shall supersede or supplement the information in the Proxy Statement. Except as otherwise described in this Schedule 14A or the documents referred to, contained in or incorporated by reference in this Schedule 14A, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

The supplemental information herein should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. Nothing in this Schedule 14A shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.

If you have not already submitted a proxy for use at the Apollo virtual special meeting, you are urged to do so promptly. This Schedule 14A does not affect the validity of any proxy card or voting instructions that Apollo stockholders may have previously received or delivered. No action is required by any Apollo stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT

1. The following disclosures replace the disclosures that previously appeared in the second paragraph under the section entitled “Regulatory Approvals Required for the Merger” beginning on page 9. The modified text is underlined (where added) and struck-through (where deleted) below.

“Apollo and Boston Scientific have agreed to use reasonable best efforts to obtain all regulatory approvals that may be or become necessary to consummate the Merger and the other Transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement. Apollo and Boston Scientific filed notification and report forms under the HSR Act with the DOJ and the FTC on December 20, 2022. At 11:59 p.m., Eastern Time, on January 19, 2023, the waiting period applicable to the Merger under the HSR Act expired. Accordingly, the condition relating to the expiration or termination of the waiting period under the HSR Act has been satisfied. The Merger continues to be subject to the remaining conditions set forth in the Merger Agreement.”

2. The following disclosures replace the disclosures that previously appeared in the first two paragraphs under the section entitled “Legal Proceedings Regarding the Merger” beginning on page 13. The modified text is underlined (where added) and struck-through (where deleted) below.

“As of January ~~9~~31, 2023, ~~two~~five complaints have been filed ~~in federal court~~ by purported stockholders related to the Merger. The first complaint was filed on January 5, 2023, in the United States District Court for the Southern District of New York and is captioned O’Dell v. Apollo Endosurgery, Inc., et al., Case No. 1:23-cv-00077. The second complaint was filed on January 9, 2023, in the United States District Court for the Southern District of New York and is captioned Gillespie v. Apollo Endosurgery, Inc., et al., Case No. 1:23-cv-00178. The third complaint was filed on January 12, 2023, in the United States District Court for the Southern District of New York and is captioned Elliot v. Apollo Endosurgery, Inc., et al., Case No. 1:23-cv-00285. The fourth complaint was filed on January 13, 2023, in the United States District Court for the District of Delaware and is captioned Moore v. Apollo Endosurgery, Inc., et al., Case No. 1:23-cv-00044-UNA. The aforementioned ~~two~~four complaints are collectively referred to as the “Federal Complaints”. The Federal Complaints name as defendants Apollo and each member of the Board of Directors, collectively referred to as the “Apollo Defendants”. The Federal Complaints allege violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all Apollo Defendants and allege violations of Section 20(a) of the Exchange Act against the members of the Board of Directors in connection with the disclosures made by the Apollo Defendants related to the Merger. The Federal Complaints allege that Apollo’s preliminary proxy statement filed on Schedule 14A with the SEC on December 30, 2022, or the Proxy Statement omitted or misrepresented material information therein. The Federal Complaints seek, among other relief, (i) injunctive relief preventing the consummation of the Transactions, unless and until certain information, as requested in the ~~complaint~~Federal Complaints, is disclosed, (ii) rescission and/or rescissory damages in the event the Merger is consummated, (iii) other damages purportedly suffered as a result of the alleged material omissions or misstatements, (iv) an order directing the Apollo Defendants to issue a Schedule 14A that does not contain any untrue statements of material fact and that states all material facts required to be included in it or necessary to make the statements contained therein not misleading, (v) an award of plaintiff’s costs and disbursements of the action, including reasonable attorneys’ and expert fees and expenses, and (vi) other and further equitable relief as the court may deem just and proper. The Gillespie complaint was voluntarily dismissed on January 23, 2023.

The fifth complaint was filed on January 20, 2023, in the District Court of Travis County, Texas, and is captioned Cheryl Lacoff v. John Barr, et al., Case No. D-1-GN-23-000357 (the “Lacoff Complaint”). The Lacoff Complaint names the Apollo Defendants and Boston Scientific as defendants. The Lacoff Complaint alleges violations of Texas Government Code § 4008.053 and Texas common law based on alleged omissions and/or misrepresentations in the Proxy Statement. The Lacoff Complaint seeks, among other relief, (i) injunctive relief preventing and/or rescinding the vote on the Merger, (ii) declarations that Apollo has violated the Texas Government Code, that the Apollo Defendants are jointly and severally liable thereunder, and that the Apollo Defendants and Boston Scientific fraudulently or negligently misrepresented and/or omitted material facts in the Proxy Statement, (iii) an order directing the Apollo Defendants and Boston Scientific to make supplemental disclosures or enjoining or unwinding the Merger if they do not, (iv) rescission and/or rescissory damages, (v) an award of interest, attorneys’ fees, expert fees and other costs, and (vi) other relief as the court may find just and proper.

In addition, as of January ~~9~~31, 2023, Apollo has received ~~three~~seven demand letters (the “Demand Letters”), including ~~one~~two Demand Letters that ~~attaches~~ attach draft ~~complaint~~complaints, from purported stockholders, which generally seek that certain information allegedly omitted from the Schedule 14A be disclosed.”

3. The following disclosures replace the disclosures that previously appeared as the answer to the question entitled “What impact will the consummation of the Merger have on Apollo’s outstanding convertible debentures?” on page 17. The modified text is underlined (where added) and struck-through (where deleted) below.

“Under the terms of the 6.0% Convertible Debentures due 2026 (the “Convertible Debentures”), if the daily volume-weighted average price of our common stock exceeds $9.75 for each of any 20 trading days during any 30 consecutive trading day period (the “Price Condition”) and certain other conditions are satisfied, then we may cause holders of the Convertible Debentures to convert all or part of the then outstanding principal amount of the Convertible Debentures, plus any accrued but unpaid interest, subject to any then-effective beneficial ownership limitations elected by a particular holder. As of the close of trading on December 27, 2022, the Price Condition and other applicable conversion conditions were satisfied, and as a result, ~~we and~~ the holders of the Convertible Debentures converted an outstanding principal amount of $17,914,061 of Convertible Debentures into 5,565,452 Shares (which number includes Shares issued for accrued and unpaid interest) on January 3, 2023. The remaining outstanding principal amount of $2,531,439 of Convertible Debentures ~~will not be converted due to then-effective beneficial ownership limitations previously elected by the applicable holders of Convertible Debentures. Under the terms of the Convertible Debentures, the remaining Convertible Debentures will convert into obligations of Boston Scientific following the Closing, which will mature on the existing maturity date of August 12, 2026, and may be prepaid, at the election of the holders, with a cash amount equal to the total Merger Consideration on an as-converted basis. Such obligations of Boston Scientific will not be convertible into any shares of capital stock of Boston Scientific or the Surviving Company~~ was subsequently converted into 787,658 Shares (including Shares issued for accrued and unpaid interest) at the election of the applicable holders on January 27, 2023, and following such conversion, no Convertible Debentures remain outstanding.”

4. The following disclosures replace the disclosures that previously appeared as the answer to the question entitled “When do you expect the Merger to be completed?” on page 17. The modified text is underlined (where added) and struck-through (where deleted) below.

“We are working toward completing the Merger as promptly as possible. In order to complete the Merger, Apollo must obtain the Apollo Stockholder Approval described in this proxy statement, and the other conditions to Closing under the Merger Agreement must be satisfied or waived, including but not limited to (i) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with the DOJ or FTC not to consummate the Transactions and (ii) consents, approvals, non-disapprovals and other authorizations of governmental authorities under certain foreign antitrust or competition laws must be obtained. Apollo and Boston Scientific filed notification and report forms under the HSR Act with the DOJ and the FTC on December 20, 2022. ~~Since the Merger is subject to a number of~~At 11:59 p.m., Eastern Time, on January 19, 2023, the waiting period applicable to the Merger under the HSR Act expired. Accordingly, the condition relating to the expiration or termination of the waiting period under the HSR Act has been satisfied. The Merger continues to be subject to the remaining conditions~~,~~ set forth in the Merger Agreement, and therefore the exact timing of the Merger cannot be determined at this time. For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

5. The following disclosures replace the disclosures that previously appeared in the first paragraph under the section entitled “Anticipated Date of Completion of the Merger” beginning on page 29. The modified text is underlined (where added) and struck-through (where deleted) below.

“We are working toward completing the Merger as promptly as possible. In order to complete the Merger, Apollo must obtain the Apollo Stockholder Approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived, including but not limited to (i) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with the DOJ or FTC not to consummate the Transactions and (ii) consents, approvals, non-disapprovals and other authorizations of governmental authorities under certain foreign antitrust or competition laws must be obtained. Apollo and Boston Scientific filed notification and report forms under the HSR Act with the DOJ and the FTC on December 20, 2022. ~~Since the Merger is subject to a number of~~At 11:59 p.m., Eastern Time, on January 19, 2023, the waiting period applicable to the Merger under the HSR Act expired. Accordingly, the condition relating to the expiration or termination of the waiting period under the HSR Act has been satisfied. The Merger continues to be subject to the remaining conditions~~,~~ set forth in the Merger Agreement, and therefore the exact timing of the Merger cannot be determined at this time. For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

6. The following disclosures replace the disclosures that previously appeared in the second paragraph on page 39. The modified text is underlined (where added) and struck-through (where deleted) below.

“On the evening of November 28, 2022, the Board of Directors held a meeting with Apollo management, at which representatives of Piper Sandler and Cooley were present, to review the terms of the Merger Agreement and the CPMG Support Agreement, and to vote on whether to approve Apollo’s entry into the Merger Agreement with Boston Scientific. Representatives of Piper Sandler reviewed with the Board of Directors Piper Sandler’s financial analyses of Boston Scientific’s $10.00 per share proposal. Representatives of Piper Sandler then delivered to the Board of Directors the oral opinion of Piper Sandler, which was subsequently confirmed in writing via a written opinion dated November 29, 2022, to the effect that, as of November 29, 2022 and based upon and subject to the various assumptions and limitations set forth in its written opinion, the $10.00 per share in cash to be received by the holders of shares of Apollo’s common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below in the section captioned “The Merger—Opinion of Piper Sandler & Co.”. Following the presentation by representatives of Piper Sandler, Cooley reviewed with the Board of Directors its fiduciary duties in connection with the strategic transaction process, including the proposed Merger, and the material terms of the draft Merger Agreement and the CPMG Support Agreement. The Board of Directors then discussed the potential transaction with Boston Scientific and, after carefully considering the matters discussed during that meeting and prior meetings of the Board of Directors, including that (A) members of the Board of Directors and our executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally, (B) the fact that earlier in his career Mr. McKhann had been employed by Boston Scientific for a period of approximately three years in certain leadership roles and that such employment relationship with Boston Scientific terminated in May of 2010 and (C) the fact that earlier in her career Jeannette Bankes, a member of the Board of Directors, had been employed by Boston Scientific for a period of fifteen years in certain leadership roles and that such employment relationship with Boston Scientific terminated in March of 2019 (for more information, see the section captioned “The Merger—Reasons for the Merger”), the Board of Directors (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Apollo and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, (iii) resolved to recommend to Apollo’s stockholders that they vote in favor of the adoption of the Merger Agreement and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of Apollo’s stockholders.”

7. The following disclosures replace the disclosures that previously appeared in the last sentence of the first paragraph on page 49. The modified text is underlined (where added) and struck-through (where deleted) below.

“Diluted Shares were calculated using the treasury stock method as of November 25, 2022, the last trading day of Apollo common stock prior to the date on which the Transactions were approved by the Board of Directors, and ~~in the case of Apollo,~~ included restricted stock units, pre-funded warrants, conversion of convertible debt and in-the-money options~~.~~ (based on the closing stock price as of November 25, 2022, such diluted shares were approximately 63.7 million). Additionally, Piper Sandler calculated net debt of approximately $(33) million for Apollo as of September 30, 2022.”

8. The following disclosures replace the disclosures that previously appeared in the first two sentences of the last paragraph on page 50. The modified text is underlined (where added) and struck-through (where deleted) below.

“Piper Sandler then applied such multiples to Apollo’s (i) LTM, 2022 and 2023 revenue and (ii) LTM and 2022 gross profit in order to derive implied enterprise values for Apollo, after which Piper Sandler derived implied per-Share values using the balance sheet data and diluted Share information described above. Piper Sandler did not take into account the net present value of current and estimated future net operating losses (“NOLs”) available to Apollo in performing this analysis because the unavailability of sufficient NOL information for the selected public companies would have created, in Piper Sandler’s professional judgment, issues regarding comparability of the resulting derived multiples.”

9. The following disclosures replace the disclosures that previously appeared in the first two sentences of the last paragraph under the section entitled “Selected M&A Transactions Analysis” beginning on page 51. The modified text is underlined (where added) and struck-through (where deleted) below.

“Piper Sandler then applied such multiples to Apollo’s LTM revenue, FTM revenue and LTM gross profit in order to derive implied enterprise values for Apollo, after which Piper Sandler derived implied per Share values using the balance sheet data and diluted Share information described above. Piper Sandler did not take into account the net present value of current and estimated future NOLs available to Apollo in performing this analysis because the unavailability of sufficient NOL information for the selected M&A transactions would have created, in Piper Sandler’s professional judgment, issues regarding comparability of the resulting derived multiples.”

10. The following disclosures replace the disclosures that previously appeared in the first paragraph under the section entitled “Discounted Cash Flow Analysis” beginning on page 52. The modified text is underlined (where added) and struck-through (where deleted) below.

“Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for Apollo based on the net present value of (i) projected unlevered after tax free cash flows from September 30, 2022 to December 31, 2032 (which included the impact of current and estimated future federal NOLs usage available to Apollo on a standalone basis), discounted back to September 30, 2022, and (ii) a projected terminal value at December 31, 2032, calculated using perpetuity growth rates ranging from 4.0% to 5.0% selected by Piper Sandler based on its professional judgment, discounted back to September 30, 2022. The after-tax free cash flows for each year were calculated based on the Financial Projections. Piper Sandler calculated the range of net present values for unlevered free cash flows for such periods, as well as the terminal value, based on a range of discount rates ranging from 11.8% to 12.8%, based on its estimation of Apollo’s weighted average cost of capital using the capital asset pricing model, together with a size premium, in order to derive a range of implied enterprise values for Apollo (which included a range of net present values for the impact of federal NOLs of approximately $23-$24 million). Piper Sandler then derived a range of implied per Share values for Apollo common stock using the balance sheet data and diluted Share information described above. Piper Sandler observed that based on the mean and median, the range of implied per Share values for Apollo common stock, was $5.31—$6.87, as compared to the Merger Consideration of $10.00.”

11. The following disclosures replace the disclosures that previously appeared in the first paragraph under the section entitled “Arrangements with Boston Scientific” beginning on page 56. The modified text is underlined (where added) and struck-through (where deleted) below.

“As of the date of this ~~proxy statement~~Schedule 14A, none of our executive officers has entered into any arrangement or agreement with Boston Scientific or any of its subsidiaries~~affiliates~~ regarding employment with Boston Scientific or one of its subsidiaries after the Closing~~, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates~~. Prior to ~~and~~or following the Closing, however, certain of our executive officers may enter into agreements with Boston Scientific regarding employment and/or consulting arrangements with Boston Scientific or one of its subsidiaries following the Closing~~have discussions, and following the Closing, may enter into agreements with Boston Scientific or the Surviving Company, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates~~.”

12. The following disclosures replace the disclosures that previously appeared in the first paragraph under the section entitled “Regulatory Approvals Required for the Merger” beginning on page 74. The modified text is underlined (where added) and struck-through (where deleted) below.

“The Merger is subject to the provisions of the HSR Act and cannot be completed until each of Apollo and Boston Scientific file a notification and report form with the DOJ and the FTC under the HSR Act and the applicable waiting period has expired or been terminated and any voluntary agreement with the DOJ or FTC not to consummate the Transactions has expired or been terminated. Apollo and Boston Scientific filed notification and report forms under the HSR Act with the DOJ and the FTC on December 20, 2022. ~~Under the HSR Act, certain acquisitions may not be completed until information has been furnished to the DOJ and the FTC, and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act applicable to the Merger is thirty (30) calendar days, unless the waiting period is terminated earlier (provided, however, that the FTC has temporarily suspended granting early termination other than in narrow circumstances that do not apply during the initial thirty (30) day waiting period), extended by a request for additional information and documentary materials (which we refer to as a “Second Request”), or restarted if Boston Scientific voluntarily withdraws and refiles, which commences a new thirty (30) calendar day waiting period. If the DOJ or FTC issues a Second Request, the parties must observe a separate thirty (30)-day waiting period, which would begin to run only after both parties have complied with such Second Request, unless the waiting period is terminated earlier.~~At 11:59 p.m., Eastern Time, on January 19, 2023, the waiting period applicable to the Merger under the HSR Act expired. Accordingly, the condition relating to the expiration or termination of the waiting period under the HSR Act has been satisfied. The Merger continues to be subject to the remaining conditions set forth in the Merger Agreement.”

13. The following disclosures replace the disclosures that previously appeared in the first two paragraphs under the section entitled “Legal Proceedings Regarding the Merger” beginning on page 75. The modified text is underlined (where added) and struck-through (where deleted) below.

“As of January ~~9~~31, 2023, ~~two complaints~~four Federal Complaints have been filed ~~in federal court~~ by purported stockholders related to the Merger. The first ~~complaint~~Federal Complaint was filed on January 5, 2023, in the United States District Court for the Southern District of New York and is captioned O’Dell v. Apollo Endosurgery, Inc., et al., Case No. 1:23-cv-00077. The second ~~complaint~~ Federal Complaint was filed on January 9, 2023, in the United States District Court for the Southern District of New York and is captioned Gillespie v. Apollo Endosurgery, Inc., et al., Case No. 1:23-cv-00178. The third Federal Complaint was filed on January 12, 2023, in the United States District Court for the Southern District of New York and is captioned Elliot v. Apollo Endosurgery, Inc., et al., Case No. 1:23-cv-00285. The fourth Federal Complaint was filed on January 13, 2023, in the United States District Court for the District of Delaware and is captioned Moore v. Apollo Endosurgery, Inc., et al., Case No. 1:23-cv-00044-UNA. The Federal Complaints name the Apollo Defendants as defendants. The Federal Complaints allege violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all Apollo Defendants and allege violations of Section 20(a) of the Exchange Act against the members of the Board of Directors in connection with the disclosures made by the Apollo Defendants related to the Merger. The Federal Complaints allege that Apollo’s preliminary proxy statement filed on Schedule 14A with the SEC on December 30, 2022, or the Proxy Statement, omitted or misrepresented material information therein. The Federal Complaints seek, among other relief, (i) injunctive relief preventing the consummation of the Transactions, unless and until certain information, as requested in the ~~complaint~~Federal Complaints, is disclosed, (ii) rescission and/or rescissory damages in the event the Merger is consummated, (iii) other damages purportedly suffered as a result of the alleged material omissions or misstatements, (iv) an order directing the Apollo Defendants to issue a Schedule 14A that does not contain any untrue statements of material fact and that states all material facts required to be included in it or necessary to make the statements contained therein not misleading, (v) an award of plaintiff’s costs and disbursements of the action, including reasonable attorneys’ and expert fees and expenses, and (vi) other and further equitable relief as the court may deem just and proper. The Gillespie complaint was voluntarily dismissed on January 23, 2023.

A fifth complaint related to the Merger by a purported stockholder, the Lacoff Complaint, was filed on January 20, 2023, in the District Court of Travis County, Texas, and is captioned Cheryl Lacoff v. John Barr, et al., et al., Case No. D-1-GN-23-000357. The Lacoff Complaint names the Apollo Defendants and Boston Scientific as defendants. The Lacoff Complaint alleges violations of Texas Government Code § 4008.053 and Texas common law based on alleged omissions and/or misrepresentations in Apollo’s definitive proxy statement filed on Schedule 14A with the SEC on January 10, 2023. The Lacoff Complaint seeks, among other relief, (i) injunctive relief preventing and/or rescinding the vote on the Merger, (ii) declarations that Apollo has violated the Texas Government Code, that the Apollo Defendants are jointly and severally liable thereunder, and that the Apollo Defendants and Boston Scientific fraudulently or negligently misrepresented and/or omitted material facts in the Proxy Statement, (iii) an order directing the Apollo Defendants and Boston Scientific to make supplemental disclosures or enjoining or unwinding the Merger if they do not, (iv) rescission and/or rescissory damages, (v) an award of interest, attorneys’ fees, expert fees and other costs, and (vi) other relief as the court may find just and proper.

In addition, as of January ~~9~~31, 2023, Apollo has received ~~three~~seven Demand Letters, including ~~one~~two Demand Letters that ~~attaches~~ attach draft ~~complaint~~complaints, from purported stockholders, which generally seek that certain information allegedly omitted from the Schedule 14A be disclosed.”

Additional Information and Where to Find It

This filing is being made in respect of the Contemplated Transactions. In connection with the Contemplated Transactions, Apollo has filed with the SEC preliminary and definitive proxy statements relating to the Contemplated Transactions and other relevant documents. The definitive proxy statement has been mailed to Apollo’s stockholders as of a record date established for voting on the Contemplated Transactions and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APOLLO, BOSTON SCIENTIFIC AND THE CONTEMPLATED TRANSACTIONS. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Apollo’s website at https://ir.apolloendo.com/ or by contacting Apollo’s Investor Relations department via email at investor-relations@apolloendo.com.

Participants in the Solicitation

Apollo and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Apollo in connection with the Contemplated Transactions and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers are included in the preliminary and definitive proxy statements. Additional information regarding such directors and executive officers is included in Apollo’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 25, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Apollo’s stockholders in connection with the Contemplated Transactions and any other matters to be voted upon at the special meeting are set forth in the preliminary and definitive proxy statements for the Contemplated Transactions. These documents are available free of charge as described in the preceding section.

Legal Notice Regarding Forward-Looking Statements

This filing contains forward-looking statements which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this filing, including statements regarding the Contemplated Transactions, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this filing and information contained in this filing should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the ability of the parties to consummate the Contemplated Transactions in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Contemplated Transactions, including with respect to the approval of Apollo’s stockholders; potential delays in consummating the Contemplated Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Contemplated Transactions on Apollo’s business relationships, operating results and business generally; costs related to the Contemplated Transactions; the outcome of any legal proceedings that may be instituted against Apollo or its directors or officers related to the Merger Agreement or the Contemplated Transactions; the effects of the COVID-19 pandemic, including any new outbreaks and emerging variant strains of the virus, and related self-isolation and quarantine measures on Apollo’s business, revenue, future growth and results of operations; Apollo’s strategic plan; Apollo’s financial outlook; Apollo’s focus areas for investment and its investments; the effect of inflationary and/or recessionary pressure as well as macroeconomic uncertainty; foreign exchange fluctuations; reports of adverse events related to Apollo’s products; outcomes of clinical studies related to

Apollo’s products; regulatory approvals and extensive regulatory oversight by the FDA or other regulatory authorities; unfavorable media coverage related to Apollo’s products or related procedures; coverage and reimbursement decisions by private or government payors; Apollo’s ability to support the adoption of its products and broaden its product portfolio; the potential size of Apollo’s addressable markets; the execution of Apollo’s gross margin improvement projects; global supply chain constraints; announcements by Apollo; Apollo’s competitors of business or strategic developments; and Apollo’s overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by Apollo’s forward-looking statements is included in the reports Apollo has filed or will file with the SEC, including Apollo’s Annual Report on Form 10-K for the year ended December 31, 2021, and Apollo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These filings are available on the investor relations section of Apollo’s website at https://ir.apolloendo.com/sec-filings and on the SEC’s website at www.sec.gov.